SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                   May 1, 2000

                             INDIANA UNITED BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                                     Indiana
                 (State or Other Jurisdiction of Incorporation)

              0-12422                               35-1562245
      (Commission File Number)         (I.R.S. Employee Identification No.)

                   201 N. Broadway, Greensburg, Indiana 47240
               (Address of principal executive offices) (Zip Code)

                                 (812) 663-0157
               Registrant's telephone number, including area code

Item 2. Acquisition or Disposition of Assets

On May 1, 2000, the Registrant consummated its previously announced merger transaction with First Affiliated Bancorp, Inc (the "Merger"). In the Merger, First Affiliated Bancorp, Inc was merged into the Registrant and the Registrant acquired a fourth banking subsidiary, Capstone Bank N.A., Watseka, Illinois. The Registrant has issued in connection with the Merger, 1,018,359 additional Common Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. As referenced in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on May 15, 2000, Indiana United Bancorp is hereby filing this Form 8-K/A to submit the following financial statements for First Affiliated Bancorp,
Inc.:

     (i)  Report of Independent Auditors.

     (ii) Consolidated Balance Sheets as of December 31, 1999 and 1998.

     (iii) Consolidated Statements of Income for the years ended December 31, 1999 and 1998.

     (iv) Consolidated Statements Shareholders' Equity for the years ended December 31, 1999 and 1998

     (v) Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998

     (vi) Notes to Consolidated Financial Statements

     (vii) Consolidated Condensed Balance Sheet as of March 31, 2000
     (unaudited).

     (viii) Consolidated Condensed Statements of Income for the three months ended March 31, 2000 and 1999 (unaudited).

     (ix) Consolidated Condensed Statements of Change in Stockholders' Equity for the three months ended March 31, 2000 and 1999 (unaudited).

     (x) Consolidated Condensed Statements of Cash Flows for the three months ended March 31, 2000 and 1999 (unaudited).

     (xi) Notes to Consolidated Condensed Financial Statements (unaudited).

(b) Pro Forma Financial Information. As referenced in the Current Report on Form 8-K filed with the Commission on May 15, 2000, Indiana United Bancorp is hereby filing this Form 8-K/A to submit the following pro forma financial information:

     (i) Pro Forma Condensed Combined Financial Information including Statements of Income for each of the years in the three-year period ended December 31, 1999.

     (ii) Pro Forma Condensed Combined Financial Information including Balance Sheet as of March 31, 2000 and Statement of Income for the three months ended March 31, 2000.

(c) Exhibits:

(23)  Consent of Crowe, Chizek and Company LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 13, 2000                    INDIANA UNITED BANCORP

                                        /s/ James L. Saner Sr.
                                        ----------------------
                                        Chairman and Chief Executive Officer

                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

     (i) Report of Independent Auditors.

     (ii) Consolidated Balance Sheets as of December 31, 1999 and 1998.

     (iii) Consolidated Statements of Income for the years ended December 31, 1999 and 1998.

     (iv) Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999 and 1998

     (v) Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998

     (vi) Notes to Consolidated Financial Statements

     (vii) Consolidated Condensed Balance Sheet as of March 31, 2000
     (unaudited).

     (viii) Consolidated Condensed Statements of Income for the three months ended March 31, 2000 and 1999 (unaudited).

     (ix) Consolidated Condensed Statements of Changes in Stockholders' Equity for the three months ended March 31, 2000 and 1999 (unaudited).

     (x) Consolidated Condensed Statements of Cash Flows for the three months ended March 31, 2000 and 1999 (unaudited).

     (xi) Notes to Consolidated Condensed Financial Statements (unaudited).

(b) Pro Forma Financial Information.

     (i) Pro Forma Condensed Combined Financial Information including Balance Sheet as of March 31, 2000 and Statement of Income for the three months ended March 31, 2000.

     (ii) Pro Forma Condensed Combined Financial Information including Statements of Income for each of the years in the three-year period ended December 31, 1999.

(c) Exhibits:

(23)  Consent of Crowe, Chizek and Company LLP

ITEM 7. FINANCIAL STATEMENTS

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
First Affiliated Bancorp, Inc.
Watseka, Illinois


We have audited the accompanying consolidated balance sheets of First Affiliated Bancorp, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Affiliated Bancorp, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                               /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 29, 2000

                         FIRST AFFILIATED BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998
                        (In thousands except share data)

                                                               1999         1998
                                                               ----         ----
ASSETS
Cash and due from banks                                     $   7,919    $   5,538
Federal funds sold                                               --          2,000
Money market fund investment                                     --          9,911
                                                            ---------    ---------
   Total cash and cash equivalents                              7,919       17,449

Interest-bearing deposits in other financial institutions       1,121        1,223
Securities available-for-sale                                  47,283       34,188
Loans, less allowance for loan losses of $669 and
  $501, respectively                                           66,799       67,935
Cash surrender value of life insurance policies                 4,322        4,117
Accrued interest receivable                                     1,292        1,306
Leased equipment, net                                            --            130
Premises and equipment, net                                     2,325        2,542
Other assets                                                      297          309
                                                            ---------    ---------
   Total assets                                             $ 131,358    $ 129,199
                                                            =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
   Deposits
      Non-interest-bearing demand                           $  11,676    $  11,992
      NOW and money market accounts                            56,045       45,658
      Savings                                                   6,893        8,212
      Time, $100,000 and over                                   8,413        6,339
      Time, other                                              33,493       41,697
                                                            ---------    ---------
         Total deposits                                       116,520      113,898

   Advances from the Federal Home Loan Bank                     4,584        3,710
   Securities sold under agreements to repurchase                --             10
   Notes payable                                                 --            425
   Accrued interest payable                                       303          384
   Other liabilities                                              988          905
                                                            ---------    ---------
      Total liabilities                                       122,395      119,332

Shareholders' equity
   Common stock - $.01 par value: 1,000,000 shares
     authorized; 226,662 and 226,031 shares issued and
      outstanding, respectively                                     2            2
   Capital surplus                                              2,996        2,981
   Retained earnings                                            6,425        6,256
   Accumulated other comprehensive income (loss)                 (460)         628
                                                            ---------    ---------
      Total shareholders' equity                                8,963        9,867
                                                            ---------    ---------

         Total liabilities and shareholders' equity         $ 131,358    $ 129,199
                                                            =========    =========
See accompanying notes to consolidated financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 1999 and 1998
                      (In thousands except per share data)

                                                       1999     1998
                                                       ----     ----
Interest income
   Loans                                              $5,895   $6,055
   Deposits in other financial institutions               60       60
   Federal funds sold                                     61       82
   Money market fund                                     196      350
   Securities
      Taxable                                          2,218    1,511
      Exempt from federal income tax                     477      456
                                                      ------   ------
         Total interest income                         8,907    8,514

Interest expense
   Deposits                                            4,099    4,062
   Note payable                                            8       69
   Other borrowed funds                                  230      208
                                                      ------   ------
      Total interest expense                           4,337    4,339
                                                      ------   ------

Net interest income                                    4,570    4,175
Provision for loan losses                                185       75
                                                      ------   ------

Net interest income after provision for loan losses    4,385    4,100

Non-interest income
   Service charges on deposit accounts                   628      607
   Trust department income                               145      118
   Increase in cash surrender value
     of insurance policies, net of premium expense       205      135
   Rental income on leased equipment                     128      249
   Securities gains, net                                   1        2
   Other service fees, commissions, and income           390      356
                                                      ------   ------
      Total non-interest income                        1,497    1,467

Non-interest expense
   Salaries and employee benefits                      2,908    1,940
   Occupancy and equipment expenses, net                 611      630
   Depreciation expense on leased equipment               96      274
   Other expenses                                      1,252    1,261
                                                      ------   ------
      Total non-interest expense                       4,867    4,105
                                                      ------   ------

Income before income taxes                             1,015    1,462
Income tax expense                                         9      279
                                                      ------   ------

Net income                                            $1,006   $1,183
                                                      ======   ======

Basic earnings per share                                4.44     5.30

Diluted earnings per share                              4.40     5.29

See accompanying notes to consolidated financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years ended December 31, 1999 and 1998
                      (In thousands except per share data)

                                                                                                       Accumulated
                                                                     Common      Common                   Other
                                                                      Stock     Stock and             Comprehensive     Total
                                                                     Shares      Capital    Retained     Income     Shareholders'
                                                                   Outstanding   Surplus    Earnings     (Loss)        Equity
                                                                   -----------  ----------  --------  ------------- -------------
Balance at January 1, 1998                                           221,004    $  2,792    $ 5,533    $     391    $   8,716

Comprehensive income
   Net income                                                              -           -      1,183            -        1,183
   Net unrealized gains on securities available-for-sale,
     net of reclassification and tax effects                               -           -          -          237          237
      Total comprehensive income                                                                                        1,420

Cash dividends                                                             -           -       (460)           -        (460)

Issuance of common stock                                               5,973         236          -            -          236

Retirement of common stock                                              (946)        (45)         -            -          (45)
                                                                    --------    --------   --------    ---------    ---------

Balance at December 31, 1998                                         226,031       2,983      6,256          628        9,867

Comprehensive income
   Net income                                                              -           -      1,006            -        1,006
   Net unrealized losses on securities available-for-sale,
     net of reclassification effect                                        -           -          -       (1,088)      (1,088)
      Total comprehensive loss                                                                                            (82)

Cash dividends                                                             -           -       (837)           -         (837)

Issuance of common stock                                               2,968         150          -            -          150

Retirement of common stock                                            (2,337)       (135)         -            -         (135)
                                                                    --------    --------   --------    ---------    ---------

Balance at December 31, 1999                                         226,662    $  2,998   $  6,425    $    (460)   $   8,963
                                                                    ========    ========   ========    =========    =========
See accompanying notes to consolidated financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998
                                 (In thousands)

                                                                 1999        1998
                                                                 ----        ----
Cash flows from operating activities
    Net income                                                 $  1,006    $  1,183
    Adjustments to reconcile net income to
      net cash from operating activities
        Discount accretion/premium amortization
          on securities, net                                        128         176
        Provision for loan losses                                   185          75
        Depreciation                                                370         548
        Increase in cash surrender value of
          life insurance policies                                  (205)       (135)
        Securities gains                                             (1)         (2)
        Real estate loans originated for sale                    (1,844)     (2,557)
        Sales of real estate loans                                1,833       2,585
        Gains on sales of real estate loans                         (23)        (28)
        Net loss (gain) on sales of real estate owned                11          (1)
        Change in interest receivable and other assets               76          53
        Change in interest payable and other liabilities              2         248
                                                               --------    --------
           Net cash provided by operating activities              1,538       2,145

Cash flows from investing activities
    Change in interest-bearing deposits
      in other financial institutions                               102        (104)
    Maturities and paydowns of securities available-for-sale     11,222      17,914
    Sales of securities available-for-sale                        1,001         683
    Purchases of securities available-for-sale                  (26,533)    (22,279)
    Sales of real estate owned                                       36         146
    Net decrease (increase) in loans                                922      (2,962)
    Investment in life insurance policies                          --          (451)
    Property and equipment purchases                                (57)        (89)
                                                               --------    --------
        Net cash used in investing activities                   (13,307)     (7,142)

Cash flows from financing activities
    Net increase in deposits                                      2,622      12,026
    Change in repurchase agreements                                 (10)       --
    Repayment of Federal Home Loan Bank advances                 (1,126)       (113)
    Proceeds from Federal Home Loan Bank advances                 2,000        --
    Repayment of notes payable                                     (425)       (825)
    Issuance of common stock                                        150         236
    Retirement of common stock                                     (135)        (45)
    Dividends paid                                                 (837)       (460)
                                                               --------    --------
        Net cash provided by financing activities                 2,239      10,819
                                                               --------    --------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998
                                 (In thousands)

                                                      1999        1998
                                                      ----        ----
Net change in cash and cash equivalents             $ (9,530)   $  5,822
Cash and cash equivalents at beginning of year        17,449      11,627
                                                    --------    --------
Cash and cash equivalents at end of year            $  7,919    $ 17,449
                                                    ========    ========
Supplemental disclosures of cash flow information
    Cash paid during the year for
        Interest                                    $  4,418    $  4,336
        Income taxes                                     123          75
Schedule of noncash investing activities
    Real estate acquired through foreclosure on
      property held as collateral                   $     97    $    192
    Transfer of receivable to loans                       34        --

See accompanying notes to consolidated financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
          (TABLE AMOUNTS IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation and Basis of Financial Statement Presentation: The consolidated financial statements of First Affiliated Bancorp, Inc. (the Company) include the accounts of the Company and its wholly-owned subsidiary, Capstone Bank, N.A. (Capstone) and WFNB Service Corporation, which is a wholly-owned subsidiary of Capstone. Significant inter-company balances and transactions have been eliminated in consolidation.

Nature of Operations: The Company is engaged in the business of commercial and retail banking and trust and investment services conducted through its subsidiary bank. Capstone's main office and three branch offices are located in Iroquois and Kankakee Counties in Illinois, and Newton County in Indiana. Customers in Iroquois, Kankakee, and Newton Counties are the primary source of the Company's deposit, loan, and trust activities. The majority of the Company's income is derived from commercial and retail lending, deposit activities, and investments.

Use of Estimates in Preparation of the Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change. Actual results could differ from those estimates.

Securities: Securities available-for-sale are carried at fair value. Securities available-for-sale are those which the Company may decide to sell if needed for liquidity, asset/liability management, or other reasons. Unrealized gains and losses are charged or credited to a valuation allowance included as a separate component of shareholders' equity.

Gains and losses on disposition are based on the net proceeds and the amortized cost of the securities sold, using the specific identification method.

Loans and Loan Income: Loans are stated net of unearned discount and the allowance for loan losses. Interest is accrued over the term of the loan based on the amount of principal outstanding. Income on installment loans, as well as purchase discount on real estate loans, is recognized on the interest method. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued.

Statement of Financial Accounting Standards No. 91 (SFAS No. 91) requires that loan origination fees and certain direct origination costs be capitalized and recognized as an adjustment of the yield on the related loan. The Company complies with SFAS No. 91 in all material respects.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost, net of deferred loan fees, or estimated fair value in the aggregate.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. The allowance is reduced by loan charge-offs, net of recoveries. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require an increase, such increase is reported as part of the provision for loan losses. A loan is considered to be impaired if it is probable that the creditor will be unable to collect all principal and interest under the contractual terms of the loan.

Leased Assets: Leased assets are stated at cost less accumulated depreciation. Rental income is recognized as it accrues and the associated assets are depreciated on the straight-line method over their estimated useful lives.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated primarily on the straight-line method over their estimated useful lives. Maintenance and repairs are expensed as incurred, while major improvements are capitalized.

Intangible Assets: The value of depositor relationships purchased from the Resolution Trust Corporation in September of 1990 is being amortized over ten years. The carrying value, which is included in other assets on the balance sheet, was $63,000 and $122,000 at December 31, 1999 and 1998, respectively. Amortization charged to expense was $59,000 in 1999 and 1998, respectively.

Other Real Estate: Real estate owned, other than that used in the normal course of business, is carried at the lower of cost (fair value at the date of foreclosure) or fair value less estimated costs to sell. Any reduction to fair value from the related loan basis at the time of acquisition/foreclosure is accounted for as a loan loss. Any subsequent reductions in fair value less estimated costs to sell are recorded by charges to expense.

Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Effective January 1, 1998, the Company elected to be taxed under Subchapter S of the Internal Revenue Code. Consequently, taxable income of the Company is reported on the tax returns of the individual shareholders. Income tax expense in 1998 is primarily due to eliminating the deferred tax assets and liabilities relating to temporary differences at January 1, 1998. This charge to 1998 earnings is a result of the Subchapter S election.

The state of Illinois taxes Subchapter S companies at a rate of 1.5% of taxable income, as defined. Income taxes paid in 1999 are primarily due to management's decision to amend prior year income tax returns to improve tax benefits for shareholders after the Subchapter S election.

Earnings Per Share: Basic earnings per share is based on net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share shows the dilutive effect of additional common shares issuable upon exercise of stock options.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income or loss consists of unrealized gains and losses on securities available-for-sale, which are also recognized as a separate component of shareholders' equity.

Statement of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non-interest-bearing amounts due from banks, federal funds sold, and money market fund investments. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan and deposit transactions.

NOTE 2 - SECURITIES

The amortized cost and fair value of securities at year end follow:

                                                  -------------------1999------------------
                                                               Gross       Gross
                                                  Amortized Unrealized  Unrealized    Fair
                                                    Cost       Gains      Losses      Value
                                                    ----       -----      ------      -----
Securities available-for-sale
   U.S. government agencies                       $ 21,796    $    29   $   (413)  $ 21,412
   States and political subdivisions                10,297        299        (95)    10,501
   Mortgage-backed                                  13,846         23       (291)    13,578
   Trust preferred stock                             1,250          -          -      1,250
   Corporate and other                                 554          -        (12)       542
                                                  --------    -------   --------   --------
                                                  $ 47,743    $   351   $   (811)  $ 47,283
                                                  ========    =======   ========   ========

                                                  -------------------1998------------------
                                                               Gross       Gross
                                                  Amortized Unrealized  Unrealized    Fair
                                                    Cost       Gains      Losses      Value
                                                    ----       -----      ------      -----
Securities available-for-sale
   U.S. Treasury                                  $  1,000    $     1   $      -   $  1,001
   U.S. government agencies                         14,541        127        (23)    14,645
   States and political subdivisions                 9,606        609         (6)    10,209
   Mortgage-backed                                   7,859         48       (120)     7,787
   Corporate and other                                 554          -         (8)       546
                                                  --------    -------   --------   --------
                                                  $ 33,560    $   785   $   (157)  $ 34,188
                                                  ========    =======   ========   ========

The amortized cost and fair value of securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    Amortized       Fair
                                                      Cost          Value
                                                    ---------       -----
Securities available-for-sale
    Due in one year or less                        $    1,202    $   1,193
    Due after one year through five years              20,654       20,352
    Due after five years through ten years              5,295        5,431
    Due after ten years                                 5,496        5,479
                                                   ----------    ---------
                                                       32,647       32,455
    Mortgage-backed                                    13,846       13,578
    Trust preferred stock                               1,250        1,250
                                                   ----------    ---------

                                                   $   47,743    $  47,283
                                                   ==========    =========

Securities with a carrying value of approximately $18,965,000 and $11,943,000 at December 31, 1999 and 1998, respectively were pledged to secure public deposits, repurchase agreements, and for other purposes as permitted or required by law.

Information about sales of securities available-for-sale follows:

                                                     1999        1998
                                                     ----        ----

               Proceeds from sales                 $ 1,001     $    683
               Gross gains                               1            2
               Gross losses                              -            -

NOTE 3 - LOANS

The Company makes loans to customers primarily in Iroquois County, Illinois; Kankakee County, Illinois; Newton County, Indiana; and the respective surrounding areas. Most loans are secured by specific items of collateral, including commercial, agricultural, and residential real estate and other business and consumer assets.

Loans at year end consisted of the following:

                                                         1999         1998
                                                         ----         ----

        Commercial                                   $   25,887    $   21,816
        Agricultural                                      7,244         8,670
        Residential real estate                          19,122        19,489
        Commercial and agricultural real estate           7,099         9,482
        Installment                                       8,116         8,979
                                                     ----------    ----------
           Total loans                                   67,468        68,436
        Allowance for loan losses                          (669)         (501)
                                                     ----------    ----------

                                                     $   66,799    $   67,935
                                                     ==========    ==========

Certain officers and directors and companies with which they are affiliated have borrowed money from the Company. Loans to these related parties were approximately $1,073,000 and $1,210,000 at December 31, 1999 and 1998,
respectively.

Included in residential real estate loans were loans held for sale of approximately $34,000 at December 31, 1999. No loans were held for sale at December 31, 1998.

As discussed in Note 7, residential real estate loans were pledged to secure other borrowed funds at December 31, 1999 and 1998.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and unused lines of credit. The Company's exposure to credit loss in the event of nonperformance by the other parties to these financial instruments is represented by the contractual amount of the instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

The contract amount of these financial instruments is summarized as follows at December 31:

                                                         1999         1998
                                                         ----         ----
        Financial instruments whose contract
          amounts represent credit risk
           Unused lines of credit                    $   15,525    $   13,215
           Letters of credit                              1,197           383

Since many commitments to make loans expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include commercial and residential real estate and other business and consumer assets.

Activity in the allowance for loan losses is summarized below:
                                                             1999     1998
                                                             ----     ----
        Balance at beginning of year                        $ 501    $ 521
        Provision for loan losses                             185       75
        Recoveries on loans previously charged off            349      138
        Loans charged off                                    (366)    (233)
                                                            -----    -----
           Balance at end of year                           $ 669    $ 501
                                                            =====    =====

Information regarding impaired loans follows:
                                                             1999     1998
                                                             ----     ----
        Average investment in impaired loans                $ 593    $ 430
        Interest income recognized on impaired loans,
          all on the cash basis                                97       58

Information regarding impaired loans at year end follows:
                                                             1999     1998
                                                             ----     ----
        Total impaired loans                                $ 723    $ 386
        Less impaired loans for which no allowance for
          loan losses is allocated                           --       --
                                                            -----    -----

        Portion of impaired loan balance for which an
          allowance for loan losses is allocated            $ 723    $ 386
                                                            =====    =====

        Portion of allowance for loan losses allocated to
          impaired loans                                    $ 120    $  77
                                                            =====    =====

NOTE 4 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at year end:

                                                             1999     1998
                                                             ----     ----
        Land                                               $   247  $   247
        Building and improvements                            2,475    2,475
        Furniture and equipment                              2,849    2,795
                                                           -------  -------
           Total cost                                        5,571    5,517
        Accumulated depreciation                            (3,246)  (2,975)
                                                           -------  -------

                                                           $ 2,325  $ 2,542
                                                           =======  =======

Depreciation expense was $274,000 in both 1999 and 1998.

NOTE 5 - DEPOSITS

At December 31, 1999, scheduled maturities of certificates of deposit are as follows:

                      2000                                    $   31,062
                      2001                                         7,484
                      2002                                         1,508
                      2003                                         1,265
                      2004                                           587
                                                              ----------
                                                              $   41,906
                                                              ==========

NOTE 6 - ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank (FHLB) at year end were:

                                                              1999      1998
                                                              ----      ----
    Advance due August 6, 1999, 5.98%                      $      -   $  1,000
    Advance due August 8, 2002, 5.40%                         2,000      2,000
    Advance due November 5, 2002, 6.65%                         210        280
    Advance due August 27, 2004, 5.40%                        2,000          -
    Advance due March 15, 2006, 6.20%                           374        430
                                                           --------   --------
                                                           $  4,584   $  3,710
                                                           ========   ========

At year-end 1999, scheduled principal reductions on long-term debt were:

                  2000                                     $     51
                  2001                                          116
                  2002                                        2,112
                  2003                                           38
                  2004                                        2,034
                  Thereafter                                    233
                                                           --------
                                                           $  4,584
                                                           ========

Capstone maintains a collateral pledge agreement with the FHLB of Chicago covering secured advances whereby Capstone has agreed to retain residential real estate loans with unpaid principal balances aggregating no less than 167% of the outstanding advances from the FHLB of Chicago. Capstone also maintains a collateral pledge agreement with the FHLB of Indianapolis covering secured advances whereby Capstone has agreed to retain home mortgage loans with unpaid principal balances and eligible securities aggregating no less than 160% of the outstanding advances from the FHLB of Indianapolis.

NOTE 7 - RETIREMENT PLANS

Substantially all full-time employees are included in the 401(k) salary deferral plan maintained by the Company. Eligible employees may elect to contribute a percentage of their compensation, as defined, in the plan. The employer contributions to the plan are based upon matching a specific percentage of compensation as determined at the discretion of the Board of Directors. Annual contributions are charged to expense and were $72,000 and $66,000 in 1999 and 1998, respectively.

The Company has nonqualified deferred compensation and salary continuation plans covering certain executive officers and directors. Deferred compensation and salary continuation plan liabilities were $861,000 and $698,000 at December 31, 1999 and 1998, respectively. The Company is the beneficiary of life insurance policies on the executive officers and directors covered by these plans.

NOTE 8 - INCOME TAXES

Income tax expense consists of the following:

                                                           1999         1998
                                                           ----         ----
               Currently payable tax                     $     9     $    135
               Deferred tax                                    -          144
                                                         -------     --------

                  Income tax expense                     $     9     $    279
                                                         =======     ========

No deferred tax assets and liabilities exist at December 31, 1999 and 1998 due to the Subchapter S election in 1998.

NOTE 9 - STOCK OPTIONS

In November 1997, the Company's Board of Directors approved the issuance of stock options for 10,842 shares of the Company's common stock. All of these options were issued to former shareholders of the Company who held their shares in individual retirement accounts (IRAs) and sold their Company stock to the Company at $47.00 per share. The purchase of these shares and issuance of options was part of the Company's plans to become a Subchapter S corporation for income tax purposes effective January 1, 1998. IRAs cannot be S corporation shareholders. Thus, the Company could not become an S corporation effective January 1, 1998 if any of its stock were held by IRAs as of December 31, 1997. The options will expire on November 15, 2007 if not exercised, and none of these options had been exercised as of December 31, 1999. The exercise price for each option is $47.00 per share. Since the options were issued to former shareholders in exchange for their stock, the pro forma disclosures of Statement of Financial Accounting Standards No. 123 regarding stock-based compensation are not applicable.

NOTE 10 - CAPITAL REQUIREMENTS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Since the Company is a one-bank holding company and has consolidated assets of less than $150 million, regulatory minimum capital requirements tests are applied primarily to the Bank subsidiary. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements of the Company and the Bank.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. The minimum requirements are:

                                           Capital to Risk-                  Tier 1
                                      ------Weighted Assets----            Capital to
                                       Total             Tier 1          Average Assets
                                       -----             ------          --------------
Well capitalized                         10%                6%                 5%
Adequately capitalized                    8%                4%                 4%
Under capitalized                         6%                3%                 3%

The Bank's actual capital amounts and ratios, together with the minimum regulatory requirements, were:

                                                             Minimum Required
                                                                for Capital        Minimum Required
                                               Actual        Adequacy Purposes  to Be Well Capitalized
                                               ------        -----------------  ----------------------
As of December 31, 1999                   Amount    Ratio     Amount    Ratio     Amount      Ratio
-----------------------                   ------    -----     ------    -----     ------      -----
Total capital (to risk-weighted assets)   $9,636     12.1%    $6,571       8%     $8,214        10%

Tier 1 capital (to risk-weighted assets)  $9,267     11.3%    $3,286       4%     $4,928         6%

Tier 1 capital (to average assets)        $9,267      6.9%    $5,355       4%     $6,693         5%

As of December 31, 1998
-----------------------
Total capital (to risk-weighted assets)   $9,879     11.3%    $6,974       8%     $8,718        10%

Tier 1 capital (to risk-weighted assets)  $9,378     10.8%    $3,487       4%     $5,231         6%

Tier 1 capital (to average assets)        $9,378      7.4%    $5,052       4%     $6,315         5%

The Bank was categorized by its regulator as well capitalized at December 31, 1999. There are no conditions or events since the most recent notification that management believes would change the Bank's category.

Dividends payable by the Bank without prior regulatory approval approximate year-to-date net income in 2000 less $219,000.

The Bank is required to maintain vault cash and non-interest-bearing balances with the Federal Reserve Bank as reserves. The required reserves at December 31, 1999 were $2,093,000.

NOTE 11 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                                   1999          1998
                                                                   ----          ----
        Change in unrealized gains (losses) on securities
          available-for-sale                                   $   (1,087)     $     37
        Less reclassification adjustments for gains
          recognized in income                                         (1)           (2)
                                                               ----------      --------
           Net unrealized gains (losses)                           (1,088)           35
        Tax effects - change in tax status                              -           202
                                                               ----------      --------

           Other comprehensive (loss) income                   $   (1,088)     $    237
                                                               ==========      ========

NOTE 12 - EARNINGS PER SHARE

The factors used in the basic and diluted earnings per share computations follow.

                                                                   1999          1998
                                                                   ----          ----
        Basic
           Net income                                          $    1,006    $    1,183
                                                               ==========    ==========
           Weighted average common shares
             outstanding                                          226,540       223,064
                                                               ==========    ==========
           Basic earnings per common share                     $     4.44    $     5.30
                                                               ==========    ==========
        Diluted
           Net income                                          $    1,006    $    1,183
                                                               ==========    ==========
           Weighted average common shares
             outstanding for basic earnings per
             common share                                         226,540       223,064
           Add:  Dilutive effects of assumed
             exercise of stock options                              2,286           466
                                                               ----------      --------
           Average shares and dilutive potential
             common shares                                        228,826       223,530
                                                               ----------      --------

        Diluted earnings per common share                      $     4.40    $     5.29
                                                               ==========    ==========

NOTE 13 - PARENT COMPANY STATEMENTS

Presented below are the condensed balance sheets and condensed statements of income and cash flows for First Affiliated Bancorp, Inc.

                            CONDENSED BALANCE SHEETS
                           December 31, 1999 and 1998

                                                  1999      1998
                                                  ----      ----
ASSETS
Cash on deposit at Bank                         $   148   $   113
Investment in Bank                                8,876    10,134
Other assets                                       --          57
                                                -------   -------
   Total assets                                 $ 9,024   $10,304
                                                =======   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Notes payable                                $  --     $   425
   Other liabilities                                 61        12
                                                -------   -------
      Total liabilities                              61       437
Shareholders' equity                              8,963     9,867
                                                -------   -------
   Total liabilities and shareholders' equity   $ 9,024   $10,304
                                                =======   =======

                         CONDENSED STATEMENTS OF INCOME
                     Years ended December 31, 1999 and 1998

                                                     1999       1998
                                                     ----       ----
Operating income
    Dividends from Bank                            $ 2,025    $ 1,225
    Interest income                                      2          2
    Other income                                      --           56
                                                   -------    -------
                                                     2,027      1,283
Operating expenses
    Interest expense                                     8         69
    Salaries and employee benefits                     764       --
    Other expenses                                      79         27
                                                   -------    -------
                                                       851         96
                                                   -------    -------
Income  before income taxes and equity in
  earnings of Bank                                   1,176      1,187
Income tax benefit                                    --           45
                                                   -------    -------
Income before equity in earnings of Bank             1,176      1,232
Dividends from Bank in excess of Bank net income      (170)       (49)
                                                   -------    -------
Net income                                         $ 1,006    $ 1,183
                                                   =======    =======

                       CONDENSED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998

                                                             1999       1998
                                                             ----       ----
Cash flows from operating activities
    Net income                                             $ 1,006    $ 1,183
    Adjustments to reconcile net income to net
      cash from operating activities
        Dividends from Bank in excess of Bank net income       170         49
        Change in other assets                                  57         18
        Change in other liabilities                             49        (88)
                                                           -------    -------
           Net cash provided by operating activities         1,282      1,162

Cash flows from financing activities
    Repayment on notes payable                                (425)      (825)
    Issuance of common stock                                   150        236
    Retirement of common stock                                (135)       (45)
    Dividends paid                                            (837)      (460)
                                                           -------    -------
        Net cash used in financing activities               (1,247)    (1,094)
                                                           -------    -------

Net increase in cash                                            35         68

Cash at beginning of year                                      113         45
                                                           -------    -------

Cash at end of year                                        $   148    $   113
                                                           =======    =======

NOTE 14 - CONTINGENCIES

From time to time, the Company and the Bank are involved in legal actions arising in the normal course of their business. Management believes that the ultimate liability from such actions, if any, will not have a material effect on the financial condition of the Company or the Bank.

NOTE 15 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments.

Short-Term Financial Instruments: Cash and cash equivalents and interest-bearing deposits in other financial institutions are valued at their carrying amounts included in the balance sheets, which are reasonable estimates of fair value due to the relatively short period to maturity for these instruments.

Securities: Fair value for these instruments equals quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices of similar securities.

Loans: The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Cash Surrender Value of Life Insurance Policies: These instruments are valued at their carrying amounts included in the balance sheets, which are reasonable estimates of fair value.

Deposits and Repurchase Agreements: The fair value of demand deposits, NOW accounts, money market deposits, and savings accounts is the amount payable on demand at the reporting date. The fair value of certificates of deposit and repurchase agreements is estimated by discounting future cash flows using the current rates for liabilities of similar remaining maturities.

Notes Payable: For these variable rate notes, the carrying amount is a reasonable estimate of the fair value.

FHLB Advances: FHLB advances are at fixed rates and the fair value is estimated using the current rates for advances of similar remaining maturities.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

Commitments to Extend Credit and Standby Letters of Credit: The fair value of these instruments is not material.

The carrying values and estimated fair values of the Company's financial instruments at year end are as follows:

                                                   1 9 9 9                    1 9 9 8
                                                   -------                    -------
                                           Carrying        Fair       Carrying        Fair
                                             Value         Value        Value         Value
                                             -----         -----        -----         -----
Financial assets
   Cash and cash equivalents                $  7,919     $  7,919      $ 17,449     $ 17,449
   Interest-bearing deposits in other
     financial institutions                    1,121        1,121         1,223        1,223
   Securities available-for-sale              47,283       47,283        34,188       34,188
   Loans, less allowance for loan losses      66,799       65,577        67,935       68,754
   Cash surrender value of life insurance
     policies                                  4,322        4,322         4,117        4,117
   Accrued interest receivable                 1,292        1,292         1,306        1,306

Financial liabilities
   Deposits with no stated maturities       $ 74,614     $ 74,614      $ 65,862     $ 65,862
   Deposits and repurchase agreements
     with stated maturities                   41,906       41,920        48,046       48,418
   Notes payable                                   -            -           425          425
   Advances from the Federal Home
     Loan Bank                                 4,584        4,346         3,710        3,748
   Accrued interest payable                      303          303           384          384

NOTE 16 - MERGER

On November 5, 1999, the Company entered into a merger agreement with Indiana United Bancorp (IUB). On February 29, 2000 the merger agreement was amended and restated. Under the terms of the merger, the Company's shareholders will exchange their Company stock and options for common stock of IUB. The merger is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code. For financial reporting purposes, the merger is intended to be accounted for under the pooling-of-interests method. The merger, which is expected to close by May 31, 2000, is subject to regulatory and shareholder approval.

The terms of the merger agreement restrict the Company from purchasing and retiring any of its stock. The merger agreement also limits the Company's regular quarterly cash dividends to $.30 per share. Tax related distributions to shareholders, which are made separately from the $.30 quarterly dividend, cannot exceed 42.6% of the Company's taxable income.

(vii), (viii),(ix), (x) & (xi) CONSOLIDATED CONDENSED FINANCIALS - MARCH 31,
2000


                         FIRST AFFILIATED BANCORP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (Unaudited)
             (Dollars in thousands except share and per share data)

                                                     March 31
                                                       2000
                                                     --------
Assets
  Cash and due from banks                           $   8,049
                                                    ---------
    Cash and cash equivalents                           8,049
  Interest bearing time deposits                        1,171
  Securities available for sale                        48,098
  Loans                                                69,345
  Less: Allowance for loan losses                        (831)
    Net loans                                          68,514
  Premises and equipment (net)                          2,270
  Intangible assets                                        53
  Other assets                                          5,912
                                                    ---------
    Total assets                                    $ 134,067
                                                    =========

Liabilities
  Deposits                                          $ 117,505
  Short-term borrowings                                 6,465
  Other liabilities                                     1,395
                                                    ---------
    Total liabilities                               $ 125,365
                                                    ---------

Shareholders' equity Common stock $.01 par value:
  Authorized--1,000,000 shares, Issued and
     outstanding, 226,662 shares                            2
  Capital surplus                                       2,996
  Retained Earnings                                     6,861
  Accumulated other comprehensive (loss)               (1,157)
                                                    ---------
    Total shareholders' equity                          8,702
                                                    ---------
     Total liabilities and shareholders' equity     $ 134,067
                                                    =========

See notes to consolidated condensed financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)
             (Dollars in thousands except share and per share data)

                                                     Three months ended
                                                           March 31
                                                           --------
                                                        2000      1999
                                                        ----      ----
Interest income
  Loans, including fees                               $ 1,502   $ 1,584
   Securities                                             797       614
  Other                                                    21        36
                                                      -------   -------
    Total interest income                               2,320     2,234
Interest expense
  Deposits                                              1,085     1,023
  Other borrowings                                         51        60
                                                      -------   -------
    Total interest expense                              1,136     1,083
                                                      -------   -------
Net interest income                                     1,184     1,151
  Provision for loan losses                                20      --
                                                      -------   -------
Net interest income after provision for loan losses     1,164     1,151

Non-interest income
  Other operating income                                  322       342
                                                      -------   -------
    Total non-interest income                             322       342
                                                      -------   -------
Non-interest expense                                      982       980
                                                      -------   -------
Income before income tax                                  504       513
  Income tax expense (benefit)                             --       (24)
                                                      -------   -------
Net income                                            $   504   $   537
                                                      =======   =======

Net income per share (basic)                          $  2.22   $  2.38
Net income per share (diluted)                        $  2.02   $  2.16
Cash dividends declared                               $   .30   $   .30


See notes to consolidated condensed financial statements.

                         FIRST AFFILIATED BANCORP, INC.
            CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (Unaudited)
             (Dollars in thousands except share and per share data)

                                                           2000      1999
                                                         --------  --------
Balance, January 1                                         $8,963    $9,867
Comprehensive income
  Net income                                                  504       537
    Unrealized losses on available for sale securities,
      net of reclassification adjustments                    (697)     (176)
                                                           ------    ------
  Comprehensive income (loss)                                (193)      361
Cash dividends on common stock                                (68)     (246)
                                                           ------    ------
Balance, March 31                                          $8,702    $9,982
                                                           ======    ======


See notes to consolidated condensed financial statements.

                         FIRST AFFILIATED BANCORP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
             (Dollars in thousands except share and per share data)

                                                           Three months ended
                                                                 March 31
                                                                 --------
                                                             2000        1999
                                                             ----        ----
Cash flows from operating activities
  Net income                                               $    504    $    524
  Adjustments to reconcile net income to net cash
   Provided by operating activities
   Provision for loan losses                                     20       --
   Depreciation and amortization                                 87         168
   Amortization of intangibles                                   15          15
      Change in other assets and liabilities                     35          46
                                                           --------    --------
       Net cash provided by operating activities                661         753
                                                           --------    --------

Cash flows from investing activities
   Change in interest bearing time deposits                     (50)         77
   Purchases of securities available for sale                (1,534)    (13,459)
   Proceeds from maturities and paydowns
     of securities available for sale
   Proceeds from sales of securities available for sale        --          --
   Net change in loans                                       (1,735)      1,552
   Purchases of premises and equipment                          (10)        (15)
                                                           --------    --------
        Net cash used by investing activities                (3,329)    (11,845)
                                                           --------    --------

Cash flows from financing activities
   Net change in deposits                                       985         618
   Short-term borrowings                                      1,881         (66)
   Cash dividends                                               (68)       (233)
                                                           --------    --------
        Net cash provided by financing activities             2,798         319
                                                           --------    --------
Net increase (decrease) in cash and cash equivalents            130     (10,773)
Cash and cash equivalents, beginning of period                7,919      17,449
                                                           --------    --------
Cash and cash equivalents, end of period                   $  8,049    $  6,676
                                                           ========    ========

See notes to consolidated condensed financial statements.

First Affiliated Bancorp, Inc.
Notes to Consolidated Condensed Financial Statements (Dollars in thousands, except per share data) March 31,2000 (Unaudited)



NOTE 1 - BASIS OF PRESENTATION

            The condensed consolidated financial statements include the accounts of First Affiliated Bancorp, Inc. ("the Company") and its wholly-owned subsidiary, Capstone Bank, N.A. ("the Bank"), and WFNB Service Corporation, which is a wholly-owned subsidiary of the Bank. All material intercompany balances and transactions have been eliminated in consolidation.

            The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations for reporting on Form 10-QSB. Accordingly, certain disclosures and footnote information normally accompanying the annual financial statements have been omitted. These interim statements should be read in conjunction with the Company's annual consolidated financial statements and notes thereto..

            Interim statements are subject to possible adjustment in connection with the annual audit of the Company for the year ended December 31, 1999. In the opinion of management of the Company, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and consolidated results of operations for the periods presented.

            The results of operations for the three-month periods ended March 31, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Merger

On November 5, 1999, the Company entered into a merger agreement with Indiana United Bancorp (IUB). On February 29, 2000 the merger agreement was amended and restated. Under the terms of the merger, the Company's shareholders will exchange their Company stock and options for common stock of IUB. The merger is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code. For financial reporting purposes, the merger is intended to be accounted for under the pooling-of-interests method. The merger, which is expected to close by May 31, 2000, is subject to regulatory and shareholder approval.

The terms of the merger agreement restrict the Company from purchasing and retiring any of its stock. The merger agreement also limits the Company's regular quarterly cash dividends to $.30 per share. Tax related distributions to shareholders, which are made separately from the $.30 quarterly dividend, cannot exceed 42.6% of the Company's taxable income.

NOTE 3 - Earnings per share

Three months ended                         March 31                           March 31
                                             2000                               1999
                                             ----                               ----
                                           Weighted       Per                 Weighted       Per
                                 Net       Average       Share       Net       Average      Share
                                Income      Shares      Amount     Income      Shares      Amount
                               --------- ------------- ---------- ---------- ------------ ----------
Basic earnings per share
Income available to common
shareholders                     $504      226,662       $2.22      $537       225,784      $2.38
Diluted earnings per share
Income available to common
shareholders                     $504      249,069       $2.02      $537       248,191      $2.16

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of March 31, 2000 and the unaudited pro forma condensed combined statement of income for the three months ended March 31, 2000 and for each of the years in the three-year period ended December 31, 1999, give effect to the merger, accounted for as a pooling of interests.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Indiana United Bancorp
(IUB) and First Affiliated Bancorp, Inc. (FAB) under the assumptions and adjustments set forth here and in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not give effect to any cost savings that may occur in connection with the merger. Merger costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet. These nonrecurring expenses have been excluded from the unaudited pro forma condensed combined statements of income.

     The transaction was accounted for as a pooling of interests. In financial statements subsequent to the merger, the assets and liabilities of FAB will be combined with those of IUB at book value, and the statements of income of FAB will be combined with the statements of income of IUB as of the earliest period presented. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on March 31, 2000. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentation.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated historical financial statements of IUB and FAB, including the respective notes to these statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

            Indiana United Bancorp and First Affiliated Bancorp, Inc.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 March 31, 2000

                                              Indiana      First      Pro Forma     Pro Forma
                                              United     Affiliated  Adjustments    Combined
                                              ------     ----------  -----------    --------
                                                             (In Thousands)
                                                             --------------
Assets:
Cash and due from banks                      $  25,951   $   8,049   $      -      $   34,000
Federal funds sold and interest-bearing
  deposits                                       5,629       1,171          0           6,800
Securities available for sale                  222,526      48,098          0         270,624
Securities held to maturity                     17,986           0          0          17,986
Loans held for sale                              9,421           0          0           9,421
Loans, net of unearned income and              653,726      68,514          0         722,240
allowance
Premises and equipment                          14,847       2,270          0          17,117
Intangible assets                               23,676          53          0          23,729
Other assets                                    15,846       5,912      8,702  (1)
                                                                       (8,702) (2)     21,758
                                             ---------     --------    ------      ----------
Total assets                                 $ 989,608     $134,067    $   --      $1,123,675
                                             =========     ========    ======      ==========


Liabilities:
Deposits                                     $ 851,443     $117,505    $   --      $  968,948
Federal funds purchased and repurchase
  agreements                                    32,106        3,950        --          36,056
Other borrowings                                16,888        2,515         0          19,403

Other liabilities                                6,775        1,395       405  (3)      8,575
                                             ---------     --------    ------      ----------
Total liabilities                              907,212      125,365       405       1,032,982

Guaranteed Preferred Beneficial Interests in
  Company's Subordinated Debentures             22,425            0         0          22,425

Shareholders' Equity:
Preferred stock                                      0            0         0               0
Common stock                                     2,428            2       509  (1)
                                                                           (2) (2)      2,937
Paid-in capital                                 23,065        2,981     2,474  (1)
                                                                       (2,981) (2)     25,539
Retained earnings                               39,405        6,876     6,876  (1)
                                                                       (6,876) (2)
                                                                         (405) (3)     45,876
Accumulated other comprehensive income (loss)   (4,927)      (1,157)   (1,157) (1)
                                                                        1,157  (2)     (6,084)
                                             ---------     --------    ------      ----------
Total shareholders' equity                      59,971        8,702      (405)         68,268

Total liabilities and shareholders' equity   $ 989,608     $134,067    $    -      $1,123,675
                                             =========     ========    ======      ==========

(1) To reflect issuance of 1,018,359 shares of IUB common stock to acquire all outstanding shares of FAB common stock and to redeem outstanding FAB stock options.

(2) To eliminate IUB investment in FAB for consolidation purposes.

(3) To accrue  merger expenses.

            Indiana United Bancorp and First Affiliated Bancorp, Inc.

             Unaudited Pro Forma Condensed Combined Income Statement
                    For the three months ended March 31, 2000

                                                       Indiana    First     Pro Forma    Pro Forma
                                                       United   Affiliated  Adjustments  Combined
                                                       ------   ----------  -----------  --------
                                                     (Dollars in thousands except per share data)
Interest Income
Loans, including fees                                 $ 13,933   $  1,502    $     -     $ 15,435
Securities                                               3,665        797          0        4,462
Other interest earning assets                               68         21          0           89
                                                      --------   --------   --------     --------
Total interest income                                   17,666      2,320          0       19,986
                                                      --------   --------   --------     --------
Interest Expense
Deposits                                                 8,057      1,085          0        9,142
Borrowings                                               1,241         51          0        1,292
                                                      --------   --------   --------     --------
Total interest expense                                   9,298      1,136          0       10,434
                                                      --------   --------   --------     --------
Net Interest Income                                      8,368      1,184          0        9,552
Provision for Loan Losses                                  353         20          0          373
                                                      --------   --------   --------     --------
Net Int Income after Prov for Loan Losses                8,015      1,164          0        9,179
Non-interest Income                                      1,565        322          0        1,887
Non-interest Expense                                     6,771        975          0        7,746
                                                      --------   --------   --------     --------
Income Before Income Taxes                               2,809        511          0        3,320
Income Taxes                                               978          7        129  **    1,114
                                                      --------   --------   --------     --------
Net Income                                            $  1,831   $    504   $   (129)    $  2,206
                                                      ========   ========   ========     ========

Earnings per Common Share:
Basic*                                                $   0.38                           $   0.38
                                                      ========                           ========
Diluted*                                              $   0.38                           $   0.38
                                                      ========                           ========
Weighted Average Shares Outstanding:
Basic*                                               4,855,541    226,462               5,855,756
                                                     =========                          =========
Diluted*                                             4,855,541    228,748               5,873,034
                                                     =========                          =========

* Pro forma basic earnings per share include FAB weighted average shares outstanding multiplied by the exchange ratio of 4.4167.

In addition to the foregoing, pro forma diluted earnings per share also includes 17,278 shares issued to redeem FAB stock options outstanding.

**To adjust FAB income taxes from S-Corp to C-Corp.

            Indiana United Bancorp and First Affiliated Bancorp, Inc.

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the year ended December 31, 1999

                                                       Indiana    First     Pro Forma    Pro Forma
                                                       United   Affiliated  Adjustments  Combined
                                                       ------   ----------  -----------  --------
                                                      (Dollars in thousands except per share data)
Interest Income
Loans, including fees                                 $ 49,646  $   5,895   $      -    $  55,541
Securities                                              14,547      2,695          0       17,242
Other interest earning assets                            1,130        317          0        1,447
                                                      --------   --------   --------     --------
Total interest income                                   65,323      8,907          0       74,230
                                                      --------   --------   --------     --------
Interest Expense
Deposits                                                30,186      4,099          0       34,285
Borrowings                                               3,890        238          0        4,128
                                                      --------   --------   --------     --------
Total interest expense                                  34,076      4,337          0       38,413
                                                      --------   --------   --------     --------
Net Interest Income                                     31,247      4,570          0       35,817
Provision for Loan Losses                                1,641        185          0        1,826
                                                      --------   --------   --------     --------
Net Int Income after Prov for Loan Losses               29,606      4,385          0       33,991
Non-interest Income                                      6,108      1,497          0        7,605
Non-interest Expense                                    25,036      4,867          0       29,903
                                                      --------   --------   --------     --------
Income Before Income Taxes                              10,678      1,015          0       11,693
Income Taxes                                             3,596          9        141  **    3,746
                                                      --------   --------   --------     --------
Net Income                                            $  7,082   $  1,006   $   (141)    $  7,947

Earnings per Common Share:
Basic*                                                $   1.47                           $   1.36
                                                      ========                           ========
Diluted*                                              $   1.47                           $   1.36
                                                      ========                           ========
Weighted Average Shares Outstanding:
Basic*                                               4,822,069    226,540               5,822,628
                                                     =========    =======               =========
Diluted*                                             4,822,069    228,826               5,839,906
                                                     =========    =======               =========

* Pro forma basic earnings per share include FAB weighted average shares outstanding multiplied by the exchange ratio of 4.4167.

In addition to the foregoing, pro forma diluted earnings per share also includes 17,278 shares issued to redeem FAB stock options outstanding.

**To adjust FAB income taxes from S-Corp to C-Corp.

            Indiana United Bancorp and First Affiliated Bancorp, Inc.

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the year ended December 31, 1998

                                                       Indiana    First     Pro Forma    Pro Forma
                                                       United   Affiliated  Adjustments  Combined
                                                       ------   ----------  -----------  --------
                                                      (Dollars in thousands except per share data)
Interest Income
Loans, including fees                                 $ 44,079  $   6,055   $      -    $  50,134
Securities                                               8,723      1,967          0       10,690
Other interest earning assets                            1,913        492          0        2,405
                                                      --------   --------   --------     --------
Total interest income                                   54,715      8,514          0       63,229
                                                      --------   --------   --------     --------
Interest Expense
Deposits                                                25,828      4,062          0       29,890
Borrowings                                               2,995        277          0        3,272
                                                      --------   --------   --------     --------
Total interest expense                                  28,823      4,339          0       33,162
                                                      --------   --------   --------     --------
Net Interest Income                                     25,892      4,175          0       30,067
Provision for Loan Losses                                1,218         75          0        1,293
                                                      --------   --------   --------     --------
Net Int Income after Prov for Loan                      24,674      4,100          0       28,774
Losses
Non-interest Income                                      5,122      1,467          0        6,589
Non-interest Expense                                    19,672      4,105          0       23,777
                                                      --------   --------   --------     --------
Income Before Income Taxes                              10,124      1,462          0       11,586
Income Taxes                                             3,676        279         74  **    4,029
                                                      --------   --------   --------     --------
Net Income                                            $  6,448   $  1,183   $    (74)    $  7,557

Earnings per Common Share:
Basic*                                                $   1.36                           $   1.32
                                                      ========                           ========
Diluted*                                              $   1.35                           $   1.31
                                                      ========                           ========
Weighted Average Shares Outstanding:
Basic*                                               4,753,268    223,064               5,738,475
                                                     =========    =======               =========
Diluted*                                             4,765,714    223,530               5,768,199
                                                     =========    =======               =========

* Pro forma basic earnings per share include FAB weighted average shares outstanding multiplied by the exchange ratio of 4.4167.

In addition to the foregoing, pro forma diluted earnings per share also includes 17,278 shares issued to redeem FAB stock options outstanding.

**To adjust FAB income taxes from S-Corp to C-Corp.

            Indiana United Bancorp and First Affiliated Bancorp, Inc.

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the year ended December 31, 1997

                                                       Indiana    First                  Pro Forma
                                                       United   Affiliated               Combined
                                                       ------   ----------               --------
                                                      (Dollars in thousands except per share data)
Interest Income
Loans, including fees                                 $ 40,246  $   5,667               $  45,913
Securities                                               8,315      1,969                  10,284
Other interest earning assets                            1,042        299                   1,341
                                                      --------   --------                --------
Total interest income                                   49,603      7,935                  57,538
                                                      --------   --------                --------
Interest Expense
Deposits                                                23,839      3,672                  27,511
Borrowings                                               1,158        223                   1,381
                                                      --------   --------                --------
Total interest expense                                  24,997      3,895                  28,892
                                                      --------   --------                --------
Net Interest Income                                     24,606      4,040                  28,646
Provision for Loan Losses                                1,789        190                   1,979
                                                      --------   --------                --------
Net Int Income after Prov for Loan                      22,817      3,850                  26,667
Losses
Non-interest Income                                      4,501      1,342                   5,843
Non-interest Expense                                    16,203      3,788                  19,991
                                                      --------   --------                --------
Income Before Income Taxes                              11,115      1,404                  12,519
Income Taxes                                             3,910        380                   4,290
                                                      --------   --------                --------
Net Income                                            $  7,205   $  1,024                $  8,229

Earnings per Common Share:
Basic*                                                $   1.53                           $   1.44
                                                      ========                           ========
Diluted*                                              $   1.52                           $   1.43
                                                      ========                           ========
Weighted Average Shares Outstanding:
Basic*                                               4,705,699    231,306               5,727,308
                                                     =========    =======               =========
Diluted*                                             4,738,295    231,306               5,759,904
                                                     =========    =======               =========

* Pro forma earnings per share include FAB weighted average shares outstanding multiplied by the exchange ratio of 4.4167.

FAB stock options were not outstanding at the beginning of 1997, and have no effect on earnings per share.

Exhibit(23)  Consent of Crowe, Chizek and Company LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Form 8-K/A of Indiana United Bancorp of our report dated February 29, 2000 on the consolidated financial statements of First Affiliated Bancorp, Inc. as of December 31, 1999 and 1998 and for the years then ended.



                                               /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 12, 2000